SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              -----------------

                                  FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              -----------------

                             FEBRUARY 15, 1999
              Date of Report (Date of Earliest Event Reported)


                         HUDSON GENERAL CORPORATION
            (Exact name of Registrant as specified in its charter)


            DELAWARE                      1-5896           13-1947395
   (State or Other Jurisdiction of     (Commission        (IRS Employer
   Incorporation or Organization)      File Number)     Identification No.)


   111 GREAT NECK ROAD, GREAT NECK, NEW YORK                  11021
   (Address of Principal Executive Office)                  (Zip Code)


                               (516) 487-8610
            (Registrant's telephone number, including area code)


                                NOT APPLICABLE
       (Former Name or Former Address, if Changed Since Last Report)



 ITEM 5.  OTHER EVENTS.

           On February 15, 1999, Hudson General Corporation, a Delaware corporation ("Hudson General"), entered into an Agreement and Plan of Merger, dated as of February 15, 1999 (the "Merger Agreement"), between Hudson General and GLGR Acquisition Corp. ("Acquisition"), a Delaware Corporation and a wholly-owned subsidiary of GlobeGround GmbH ("GlobeGround"). GlobeGround is a wholly-owned subsidiary of Deutsche Lufthansa AG, a German corporation. The Merger Agreement provides, among other things, that Acquisition will commence promptly a tender offer (the "Tender Offer") for all of Hudson General's outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), at a price of $76.00 per share in cash. The Tender Offer will be followed as soon as possible by a second-step merger pursuant to which Acquisition would merge with and into Hudson General (the "Merger"), with Hudson General as the surviving corporation. Each share of Common Stock not acquired in the Tender Offer will be converted into the right to receive $76.00 per share in cash in the Merger.

           Consummation of the Tender Offer is subject to satisfaction by the parties of certain conditions, including (a) the approval of the Merger Agreement by Deutsche Lufthansa's Supervisory Board not later than March 15, 1999, (b) the valid tender of a majority of Hudson General's outstanding shares of Common Stock on a fully diluted basis, (c) the expiration or termination of certain regulatory approvals, and (d) other customary closing conditions. The transactions provided for in the Merger Agreement have been approved by Deutsche Lufthansa's Executive Board, and Deutsche Lufthansa's Supervisory Board is currently scheduled to meet on March 10, 1999.

           The Merger Agreement also provides that GlobeGround will receive a termination fee of $2.625 million and the reimbursement of expenses up to a maximum of $875,000 if the Merger Agreement is terminated under certain circumstances prior to approval by Deutsche Lufthansa's Supervisory Board. The termination fee and maximum expense reimbursement amount will increase to $3.5 million and $1.75 million, respectively, following approval by Deutsche Lufthansa'a Supervisory Board. The Merger Agreement also provides that in the event of any superior third party offers for Hudson General, Acquisition will have an opportunity to match or exceed such competing bids before Hudson General may terminate the Merger Agreement.

           The Merger Agreement has been approved by the Board of Directors of Hudson General based upon the unanimous recommendation of a Special Committee of the Board of Directors consisting of three directors who are not employed by or affiliated with Hudson General (except in their capacities as directors).

           The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is hereby incorporated by reference in its entirety.

           On February 15, 1999, Hudson General also entered into a Waiver Agreement (the "Waiver Agreement") with River Acquisition Corp. ("River Acquisition"), pursuant to which River Acquisition has waived, until March 17, 1999, its right to terminate the Agreement and Plan of Merger, dated as of November 22, 1998, as amended, between Hudson General and River Acquisition (the "River Merger Agreement"), by reason of Hudson General entering into the Merger Agreement with Acquisition. The River Merger Agreement remains in effect at the present time.

           The foregoing description of the Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the Waiver Agreement, a copy of which is filed herewith as Exhibit 2.2 and is hereby incorporated by reference in its entirety.

           On February 16, 1999, Hudson General issued a press release announcing the execution of the Merger Agreement and the Waiver Agreement. The press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference in its entirety.


 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

 Exhibit
    No.         Description
 -------        -----------
   2.1          Agreement and Plan of Merger, dated as of February 15, 1999, between Hudson General Corporation and GLGR Acquisition
                Corp.

   2.2 Waiver Agreement, dated February 15, 1999, between Hudson General Corporation and River Acquisition Corp.

   99.1 Press Release issued by Hudson General Corporation dated February 16, 1999.




                                 SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HUDSON GENERAL CORPORATION


                                   By: /s/ Michael Rubin
                                       _____________________________
                                       Name:   Michael Rubin
                                       Title:  President



 Date:  February 16, 1999





                      HUDSON GENERAL CORPORATION
                      CURRENT REPORT ON FORM 8-K
                    REPORT DATED FEBRUARY 15, 1999


                             EXHIBIT INDEX

 EXHIBIT
    NO.         DESCRIPTION
 -------        -----------

   2.1 Agreement and Plan of Merger, dated as of February 15, 1999, between Hudson General Corporation and GLGR Acquisition Corp.

   2.2 Waiver Agreement, dated February 15, 1999, between Hudson General Corporation and River Acquisition Corp.

   99.1 Press Release issued by Hudson General Corporation dated February 16, 1999.